As filed with the Securities and Exchange Commission on March 2, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Molson Coors Brewing Company

(Exact name of registrant as specified in its charter)

Delaware	84-0178360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 California Street, Suite 4600 Denver, Colorado 80202 (303) 927-2337	1555 Notre Dame Street East Montréal, Québec, Canada H2L 2R5 (514) 521-1786
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

*Additional Registrants

(See Table of Additional Registrants below)

E. Lee Reichert

Chief Legal and Corporate Affairs Officer

1801 California Street, Suite 4600

Denver, Colorado 80202

(303) 927-2337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jason Day

Ned A. Prusse

Perkins Coie LLP
1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202
(303) 291-2300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Smaller reporting company ☐
Accelerated filer ☐	Emerging growth company ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Class B Common Stock, par value $0.01 per share	—	—	—	—
Preferred Stock, par value $0.01 per share	—	—	—	—
Debt Securities	—	—	—	—
Guarantees of Debt Securities (2)	—	—	—	—
Depositary Shares	—	—	—	—
Warrants	—	—	—	—
Purchase Contracts	—	—	—	—
Units	—	—	—	—

(1)               Omitted pursuant to General Instruction II(E) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).  An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or that are represented by depositary shares.  Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)               In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees with respect to these securities.  Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Name of Subsidiary	Jurisdiction of Formation	I.R.S. Employer Identification Number
Molson Coors International LP(1)	Delaware	61-1529355
Molson Coors Holdco Inc.(1)	Delaware	45-4978838
MillerCoors LLC (2)	Delaware	26-2387410
MillerCoors USA LLC (2)	Delaware	30-1004075
Coors Brewing Company(1)	Colorado	35-2400440
Newco3, Inc.(1)	Colorado	80-0357759
CBC Holdco LLC(1)	Colorado	37-1542462
CBC Holdco 2 LLC(1)	Colorado	27-5470101
CBC Holdco 3, Inc.(1)	Colorado	81-3919736
Molson Canada 2005(3)	Ontario	98-0458610
Molson Coors International General, ULC(3)	Nova Scotia	98-0532434
Molson Coors Callco ULC(3)	Nova Scotia	98-0451609
Coors International Holdco 2, ULC(3)	Nova Scotia	98-1322671

(1)         The address of each registrant is 1801 California Street, Suite 4600, Denver, Colorado 80202, and the telephone number is (303) 927-2337.

(2)   The address of each registrant is 250 S. Wacker Drive, Suite 800, Chicago, Illinois 60606, and the telephone number is (312) 496-2700.

(3)         The address of each registrant is c/o Molson Canada 2005, 33 Carlingview Drive, Toronto, Ontario, Canada M9W 5E4, and the telephone number is (416) 679-7629.

PROSPECTUS

MOLSON COORS BREWING COMPANY

Class B Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell the securities described in this prospectus from time to time in one or more offerings.  The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus.  You should read this prospectus and any prospectus supplement carefully before you invest.  The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.  See “Plan of Distribution.”

The Class B common stock of Molson Coors Brewing Company is listed on the New York Stock Exchange under the symbol “TAP.”

Investing in our securities involves risks.  See “Risk Factors” on page 1 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.  Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer.  Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered.  The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC.  You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies.  All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” “MCBC” and “Molson Coors” are to Molson Coors Brewing Company and its subsidiaries.  The term “you” refers to a prospective investor.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, statements relating to overall volume trends, consumer preferences, pricing trends, industry forces, cost reduction strategies, anticipated results, anticipated synergies, expectations for funding future capital expenditures and operations, debt service capabilities, shipment levels and profitability, market share and the sufficiency of capital resources. In addition, statements that we make that are not statements of historical fact may also be forward-looking statements. Words such as “expects,” “goals,” “plans,” “believes,” “continues,” “may,” “anticipate,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “potential,” “projects,” “strategies,” and variations of such words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to those described in “Risk Factors” in the documents incorporated herein by reference in this prospectus, in any prospectus supplement, found elsewhere throughout this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference, and those described from time to time in our future reports filed with the Securities and Exchange Commission (“SEC”). Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ii

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities.  Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.  Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

OUR COMPANY

We are one of the world’s largest brewers and have a diverse portfolio of owned and partner brands, including global priority brands Blue Moon, Coors Banquet, Coors Light, Miller Genuine Draft, Miller Lite, and Staropramen, regional champion brands Carling, Molson Canadian and other leading country-specific brands, as well as craft and specialty beers such as Creemore Springs, Cobra, Doom Bar, Henry’s Hard and Leinenkugel’s. With centuries of brewing heritage, we have been crafting high-quality, innovative products with the purpose of delighting the world’s beer drinkers and with the ambition to be the first choice for our consumers and customers. Our success depends on our ability to make our products available to meet a wide range of consumer segments and occasions.

Molson, Inc. (“Molson”) and the Adolph Coors Company (“Coors”) were founded in 1786 and 1873, respectively.   Coors was incorporated in June 1913 under the laws of the State of Colorado.  In October 2003, Coors merged with and into Adolph Coors Company, a Delaware corporation.  In February 2005, upon completion of the merger of Adolph Coors Company (the Delaware corporation) and Molson, Adolph Coors Company (the Delaware corporation) changed its name to Molson Coors Brewing Company.  The addresses and telephone numbers of our dual principal executive offices are: 1801 California Street, Suite 4600, Denver, Colorado 80202, (303) 927-2337 and 1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5, (514) 521-1786. Our website address is www.molsoncoors.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus or any applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth consolidated ratio of earnings to fixed charges for each of the last five fiscal years.  You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal Year Ended
	December 31, 2013	December 31, 2014	December 31, 2015	December 31, 2016(3)	December 31, 2017
Ratio of earnings to fixed charges(1) (2)	4.4	5.0	4.5	11.7	4.7

(1)         Historical ratio of earnings to fixed charges has been updated to reflect our accounting policy change related to the method of calculating the market-related value of pension plan assets used to determine net periodic pension cost effective in the fourth quarter of 2017 as further discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 14, 2018.

(2)         For purposes of calculating the ratio of earnings to fixed charges, earnings available for fixed charges consists of income from continuing operations before income taxes and noncontrolling interests plus fixed charges, amortization of capitalized interest and distributions from unconsolidated entities less equity in net income of unconsolidated entities and capitalized interest. Fixed charges include interest expense (net of capitalized interest), capitalized interest and the portion of rental expense that management believes is representative of the appropriate interest component of rental expense. The portion of rent expense representing interest is estimated to be 33% of the rent expense for purposes of calculating the ratio of earnings to fixed charges.

(3)         Net income from continuing operations attributable to MCBC includes the gain of approximately $3.0 billion related to the fair value remeasurement of our pre-existing 42% interest in MillerCoors LLC (“MillerCoors”) over its carrying value, as well as the reclassification of the loss related to MCBC’s historical accumulated other comprehensive income on our 42% interest in MillerCoors, both of which were recorded within special items, net for the year ended December 31, 2016. For further information, please refer to our Annual Report on Form 10-K for the year ended December 31, 2017.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include, among others, repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities.  We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only.  This description is based upon, and is qualified by reference to, our Restated Certificate of Incorporation, as amended, which we refer to as our certificate of incorporation, our Third Amended and Restated Bylaws, which we refer to as our bylaws, and applicable provisions of Delaware corporate law.  This summary is not complete.  You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 1,025,000,002 shares, comprising five classes: (i) 500,000,000 shares of Class A Common Stock, par value $0.01 per share; (ii) 500,000,000 shares of Class B Common Stock, par value $0.01 per share; (iii) one share of Special Class A Voting Stock, par value $0.01 per share; (iv) one share of Special Class B Voting Stock, par value $0.01 per share, and (v) 25,000,000 shares of Preferred Stock, par value $0.01 per share.

As of February 9, 2018, the following number of shares of our capital stock were outstanding: 2,560,568 shares of Class A Common Stock, 195,427,749 shares of Class B Common Stock, one share of Special Class A Voting Stock, one share of Special Class B Voting Stock, and no shares of Preferred Stock.

Class A Common Stock and Class B Common Stock

Dividends.   Subject to the rights of the holders of any series of Preferred Stock, the holders of Class A Common Stock and the holders of Class B Common Stock are entitled to receive, from legally available funds, dividends when and as declared by our Board of Directors, except that so long as any shares of Class B Common Stock are outstanding, no dividend will be declared or paid on the Class A Common Stock or Class B Common Stock unless at the same time a dividend is declared or paid, on the Class B Common Stock or Class A Common Stock, as applicable, in an amount per share (or number per share, in the case of a dividend paid in the form of shares) equal to the amount per share (or number per share, in the case of a dividend paid in the form of shares) of the dividend declared or paid on the Class A Common Stock or Class B Common Stock, as applicable.

Voting Rights

Class A Holders.   Except in limited circumstances, so long as any shares of Class A Common Stock or Special Class A Voting Stock is outstanding, the right to vote for all purposes is vested exclusively in the holders of Class A Common Stock and Special Class A Voting Stock (as instructed by the holders of the Class A Exchangeable Shares) (collectively, the “Class A Holders”) (see “Special Voting Stock” and “Exchangeable Shares” below), voting together as a single class. The holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held, without the right to cumulate votes for the election of directors.

An affirmative vote is required of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Special Class A Voting Stock, voting together as a single class, prior to the taking of certain actions, including:

•                  the issuance of (i) any shares of Class A Common Stock (other than upon the conversion of Class B Common Stock under circumstances provided in our certificate of incorporation or the exchange or redemption of Class A Exchangeable Shares in accordance with the terms of those Class A Exchangeable Shares), or (ii) securities (other than Class B Common Stock) convertible into or exercisable for Class A Common Stock;

•                  the issuance of (i) shares of Class B Common Stock (other than upon the conversion of Class A Common Stock under circumstances provided in our certificate of incorporation or the exchange or redemption of our Class B Exchangeable Shares in accordance with the terms of those Class B Exchangeable Shares), or (ii) securities convertible into or exercisable for Class B Common Stock (other than Class A Common Stock) whether in a single transaction or in a series of related transactions, if the number of shares to be issued (including upon conversion or exchange) is, or will be upon issuance, equal to or greater than 20% of the number of shares of Class B Common Stock outstanding before the issuance of such Class B Common Stock (or securities convertible into or exercisable for shares of Class B Common Stock);

•                  the issuance of any shares of Preferred Stock having voting rights other than those expressly required by the Delaware General Corporation Law (“DGCL”);

•                  the sale, transfer or other disposition of any capital stock (or securities convertible into or exchangeable for capital stock) of our subsidiaries;

•                  the sale, transfer or other disposition of all or substantially all of the assets of our subsidiaries; and

•                  any decrease in the number of members of our Board of Directors to a number below 15.

Pentland Securities (1981) Inc. and the Adolph Coors, Jr. Trust , which together control more than 90% of the Class A Common Stock and Class A Exchangeable Shares, have voting trust agreements through which they have combined their voting power over the shares of Class A Common Stock and the Class A Exchangeable Shares that they own.  However, in the event that these two stockholders do not agree to vote in favor of a matter submitted to a stockholder vote (other than the election of directors), the voting trustees will be required to vote all of the Class A Common Stock and Class A Exchangeable Shares deposited in the voting trusts against the matter.  There is no other mechanism in the voting trust agreements to resolve a potential deadlock between these stockholders.

Class B Holders.  The holders of the Class B Common Stock and the Special Class B Voting Stock (as instructed by the holders of the Class B Exchangeable Shares) (collectively, the “Class B Holders”) may vote with respect to the following: (i) any matter required by the DGCL, (ii) the election of up to three directors, and (iii) as provided in our certificate of incorporation, including on a non-binding advisory basis on the compensation of our named executive officers and as set forth below under “Class A Holders and Class B Holders.”  In all other cases, the right to vote is vested exclusively with the Class A Holders. The holders of Class B Common Stock are entitled to one vote for each share of Class B Common Stock held with respect to each matter on which holders of the Class B Common Stock are entitled to vote, without the right to cumulate votes for the election of directors.

Class A Holders and Class B Holders.  Under our certificate of incorporation, the Class A Holders and the Class B Holders have the right to vote, as separate classes and not jointly, on:

•                  any merger that requires stockholder approval under the DGCL;

•                  any sale of all or substantially all of our assets, other than to a related party;

•                  any proposal to dissolve our company or any proposal to revoke the dissolution of our company; or

•                  any amendment to the certificate of incorporation that requires stockholder approval under the certificate of incorporation or the DGCL and that would:

•                  increase or decrease the aggregate number of the authorized shares of Class B Common Stock;

•                  change the rights of any shares of Class B Common Stock;

•                  change the shares of all or part of Class B Common Stock into a different number of shares of the same class;

•                  increase the rights of any other class that is equal or superior to Class B Common Stock with respect to distribution or dissolution rights (a “co-equal class”);

•                  create any new co-equal class;

•                  other than pursuant to the certificate of incorporation, exchange or reclassify any shares of Class B Common Stock into shares of another class, or exchange, reclassify or create the right of exchange of any shares of another class into shares of Class B Common Stock; or

•                  limit or deny existing preemptive rights of, or cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on, any shares of Class B Common Stock.

Liquidation Rights.   If we liquidate, dissolve or wind up our affairs, the holders of Class A Common Stock, together with the holders of the Class B Common Stock (collectively, with the Class A Common Stock, the “Company Common Stock”), will be entitled to receive, after our creditors have been paid and the holders of any then outstanding series of preferred stock have received their liquidation preferences, all of our remaining assets in proportion to their shareholdings.

Conversion Rights

Conversion from Class A Common Stock to Class B Common Stock.   Our certificate of incorporation provides for the right of holders of Class A Common Stock to convert their stock into Class B Common Stock on a one-for-one basis at any time.

“Coattail” Conversion Rights.   Our certificate of incorporation also includes a “coattail” provision to provide protection to holders of our Class B Common Stock and the Class B Exchangeable Shares in the case of a proposed tender offer or takeover bid for our Class A Common Stock.  A holder of our Class B Common Stock is entitled to receive a notice from us that the conversion right of holders of shares of our Class B Common Stock has come into effect. This notice must include a description of the conversion procedures including the election procedures described below, a copy of the exclusionary offer and any other materials received by us in respect of the offer.

Subject to conditions described below, if an “exclusionary offer” is made for shares of our Class A Common Stock, each outstanding share of our Class B Common Stock will be convertible into one share of our Class A Common Stock at the option of the holder during the period of time commencing on the eighth day after the date on which an exclusionary offer is made and ending on the last date upon which holders of shares of our Class A Common Stock may accept the exclusionary offer.

An “exclusionary offer” is an offer to purchase shares of our Class A Common Stock that both: (A) either (1) must, by reason of applicable securities laws or the requirements of a stock exchange on which shares of our Class A Common Stock are listed, be open to all or substantially all holders of our Class A Common Stock, or (2) would, if the offer were made in Canada or a province of Canada, be required to be made to all or substantially all holders of shares of our Class A Common Stock resident in Canada or a province of Canada by reason of applicable securities laws of Canada or a province of Canada, the requirements of a stock exchange on which shares of our Class A Common Stock are listed, or the requirements of the Canada Business Corporations Act; and (B) is not made concurrently with an offer to purchase shares of our Class B Common Stock that is identical to the offer to purchase shares of our Class A Common Stock in terms of price per share and percentage of outstanding shares to be purchased (exclusive of shares owned immediately prior to the offer by the offeror) and in all other respects (except with respect to the conditions that may be attached to the offer to purchase shares of our Class A Common Stock), and having no conditions other than the right not to purchase and pay for shares of our Class B Common Stock tendered if no shares of our Class A Common Stock are purchased in the offer for shares of our Class A Common Stock.

The Class B conversion right will not come into effect if one or more holders owning, in the aggregate, as of the offer date, over 50% of the outstanding shares of our Class A Common Stock and Class A Exchangeable Shares, in each case excluding shares owned by the offeror, provide us with adequate assurances that they are not making or acting with another to make the exclusionary offer and will not participate in the exclusionary offer.

Any of the holders of our Class B Common Stock can exercise this right by providing a signed written notice to the transfer agent and complying with certain other specified conditions. The holders of our Class B Common Stock must pay any governmental or other tax imposed on or in respect of the conversion into shares of our Class A Common Stock.

Other.   Holders of Company Common Stock do not have pre-emptive rights to acquire any of our securities. The outstanding shares of Company Common Stock are fully paid and non-assessable.  There are no redemption or sinking fund provisions applicable to the Company Common Stock.

Exchangeable Shares

The Class A Exchangeable Shares and Class B Exchangeable Shares (collectively, “Exchangeable Shares”) were issued by Molson Coors Canada Inc. (“MCCI”), a wholly-owned, indirect subsidiary of Molson Coors. The Exchangeable Shares are substantially the economic equivalent of the corresponding shares of Company Common Stock in which they may be exchanged.  As of February 9, 2018, there were outstanding 2,878,535 Class A Exchangeable Shares and 14,691,571 Class B Exchangeable Shares.

Dividends.   Holders of Exchangeable Shares are entitled to receive, subject to applicable law, dividends as follows:

•                  in the case of a cash dividend declared on a corresponding share of Company Common Stock, an amount in cash for each exchangeable share corresponding to the cash dividend declared on each corresponding share of Company Common Stock in U.S. dollars or in an equivalent amount in Canadian dollars;

•                  in the case of a stock dividend declared on a corresponding share of Company Common Stock to be paid in shares of Company Common Stock, in the number of Exchangeable Shares of the relevant class for each Exchangeable Share that is equal to the number of shares of corresponding Company Common Stock to be paid on each corresponding share of Company Common Stock; or

•                  in the case of a dividend declared on a corresponding share of Company Common Stock in any other type of property, in the type and amount of property as is economically equivalent as determined by MCCI’s board of directors to the type and amount of property to be paid on each corresponding share of Company Common Stock.

The declaration dates, record dates and payment dates for dividends on the Exchangeable Shares are the same as the relevant dates for the dividends on the shares of corresponding Company Common Stock.

Voting Rights.   Holders of Exchangeable Shares receive, through a voting trust, the benefit of voting rights, entitling the holder to one vote on the same basis and in the same circumstances as one corresponding share of Company Common Stock.  See “Special Voting Stock—Voting Rights” below.

Other.   The Exchangeable Shares are exchangeable at any time, at the option of the holder on a one-for-one basis for corresponding shares of Company Common Stock.  Holders of Class A Exchangeable Shares are entitled to convert their stock into Class B Exchangeable Shares on a one-for-one basis at any time.

Special Voting Stock

We have outstanding one share of Special Class A Voting Stock and one share of Special Class B Voting Stock, through which the holders of Class A Exchangeable Shares and Class B Exchangeable Shares, respectively, may exercise their voting rights with respect to our Company Common Stock in which the corresponding Exchangeable Shares may be exchanged.

Dividends and Liquidation Rights.   The trustee who holds the Special Class A Voting Stock and the trustee who holds the Special Class B Voting Stock are not entitled to receive any dividends or other distributions or to receive or participate in any distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up.

Voting Rights.   The Special Class A Voting Stock and the Special Class B Voting Stock provide the mechanism for holders of the corresponding Exchangeable Shares to provide instructions to vote with the holders of our corresponding Company Common Stock.  The trustee who holds the Special Class A Voting Stock and the trustee who holds the Special Class B Voting Stock are each entitled to one vote for each corresponding outstanding Exchangeable Share, excluding shares held by Molson Coors or its subsidiaries, and generally vote together with the corresponding Company Common Stock on all matters on which the holders of the corresponding Company Common Stock are entitled to vote.

The Special Class A Voting Stock and Special Class B Voting Stock are subject to voting trust arrangements.  The trustee which holds the Special Class A Voting Stock and the trustee which holds the Special Class B Voting Stock are required to cast a number of votes equal to the number of then-outstanding corresponding Exchangeable Shares, but will only cast a number of votes equal to the number of corresponding Exchangeable Shares as to which it has received voting instructions from the owners of record of those Exchangeable Shares, other than Molson Coors or its subsidiaries, on the record date of the action, and will cast the votes in accordance with such instructions so received.

Other.   The trustee who holds the Special Class A Voting Stock and the trustee who holds the Special Class B Voting Stock do not have pre-emptive rights to acquire any of our securities. The outstanding shares of Special Class A Voting Stock and Special Class B Voting Stock are fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors to issue up to 25,000,000 shares of Preferred Stock from time to time in one or more series, generally without any vote or action by the holders of our Company Common Stock, except that the issuance of any shares of Preferred Stock having any voting rights other than those expressly required by the DGCL will be subject to approval by a majority of the voting power of the holders of our Class A Common Stock and Special Class A Voting Stock, voting together as a single class.  Subject to this right, our Board of Directors will be authorized to determine the number of shares and designation of any series of Preferred Stock and the dividend rate, dividend rights, liquidation preferences, conversion rights and terms, voting rights, redemption rights and terms and sinking fund terms of any series of Preferred Stock. Depending on the terms of any issued Preferred Stock, any or all series of issued Preferred Stock could have a preference over our Company Common Stock with respect to dividends and other distributions and upon liquidation or dissolution of Molson Coors. Subject to certain conditions as specified in our certificate of incorporation, our Board of Directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Company Common Stock.  The issuance of Preferred Stock may decrease the market price of our Company Common Stock.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Provisions of our certificate of incorporation, our bylaws and Delaware law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in the stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.  These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for our restructuring or sale of all or part of our business.

Authorized but Unissued Shares of Common Stock and Preferred Stock

Subject to certain conditions, our authorized but unissued shares of Company Common Stock and preferred stock are available for our Board of Directors to issue without stockholder approval.  As noted above, our Board of Directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of Company Common Stock, subject to certain conditions.  As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of Company Common Stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.  We may use the additional authorized shares of Company Common Stock or preferred stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of our authorized but unissued shares of Company Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

Election, Nomination and Removal of Directors

Our Board of Directors has currently set the size of the board at 15 members.  Twelve of the 15 directors may be elected by the Class A Holders, and three of the 15 directors may be elected by the Class B Holders.  The Class A-C Nominating Subcommittee (consisting of two Coors family directors) may nominate five persons to stand for election to our Board of Directors by the Class A Holders, and the Class A-M Nominating Subcommittee (consisting of two Molson family directors) similarly may nominate five nominees to stand for election to our Board of Directors by the Class A Holders.  The Nominating Committee (comprised of an independent director, the members of the Class A-C Nominating Subcommittee and the members of the Class A-M Nominating Subcommittee) may nominate two additional directors to stand for election to our Board of Directors by the Class A Holders.  The full Board of Directors may nominate three directors to stand for election to our Board of Directors by the Class B Holders.  Any director may be removed, with cause, by a majority vote of the Class A Holders and the Class B Holders, voting together as a single class.  Any director may be removed, without cause, by a vote of the holders of a majority of the voting power of the class or classes that elected the director.  Further, only our Board of Directors may change the size of our board, subject to certain conditions.  Because this system of electing, appointing and removing directors generally makes it more difficult for stockholders to replace a majority of our Board of Directors, it may discourage a third party from initiating a tender offer or otherwise attempting to gain control of our company, and may maintain the incumbency of our Board of Directors.

Stockholder Advance Notice Procedure

Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of the stockholders.  Only persons who are nominated by our Board of Directors, or a duly authorized board committee, or by a stockholder who has given timely written notice to the secretary of our company before the meeting at which directors are to be elected, will be eligible for election as directors. This notice is required to include specified information about the stockholder and each proposed director nominee and information regarding each proposed nominee that would be required to be included in a proxy statement filed under the SEC’s Rules and Regulations.  The stockholder notice procedure provides that the only business that may be conducted at an annual meeting is business that has been brought before the meeting by, or at the direction of, our Board of Directors or by a stockholder who has given timely written notice to our secretary.  This notice is required to include a brief description of the business desired to be brought before the meeting and specified information about the stockholder and the stockholder’s ownership of our capital stock.  These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendment to our Certificate of Incorporation and Bylaws

Our certificate of incorporation may generally be amended by a majority of our Class A Holders and Class B Holders, voting as a single class, subject to certain exceptions as set forth in our certificate of incorporation which require the vote of a majority of our Class A Holders and Class B Holders, each voting as a separate class and not jointly.  Our bylaws may generally be amended by our Board of Directors, subject to certain exceptions, or by a majority of our Class A Holders.

Delaware Anti-Takeover Statute

Our certificate of incorporation expressly provides that we will not be governed by Section 203 of the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock and Class B Common Stock is Computershare Trust Company, N.A.  The transfer agent and registrar for our Class A Exchangeable Shares and Class B Exchangeable Shares is CST Trust Company.

Listing

Our Class A Common Stock and Class B Common Stock are listed on the New York Stock Exchange under the symbols “TAP A” and “TAP,” respectively.  Our Class A Exchangeable Shares and Class B Exchangeable Shares are listed on the Toronto Stock Exchange under the symbols “TPX.A” and “TPX.B,” respectively.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

We may issue debt securities and guarantees of debt securities from time to time under this prospectus.  We will set forth in an accompanying prospectus supplement a description of the debt securities and guarantees of debt securities that may be offered under this prospectus.  The debt securities will be our direct secured or unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities may be guaranteed by certain of our subsidiaries.  The debt securities will be issued under one or more indentures. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock.  If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock.  Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share.  Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date.  The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution.  If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.  In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.  Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption.  The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share.  If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock.  The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares.  The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so.  The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts.  If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary.  However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares.  The deposit agreement may be terminated by the depositary or us only if:

•                  all outstanding depositary shares have been redeemed; or

•                  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment.  The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.  In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations.  Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder.  We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, Class B Common Stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, Class B Common Stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants.   The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.  The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•                  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•                  whether the warrants are to be sold separately or with other securities as parts of units;

•                  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•                  any applicable material U.S. federal income tax consequences;

•                  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•                  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•                  the designation and terms of any equity securities purchasable upon exercise of the warrants;

•                  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•                  if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or Class B Common Stock with which the warrants are issued and the number of warrants issued with each security;

•                  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•                  the number of shares of preferred stock, the number of depositary shares or the number of shares of Class B Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•                  any redemption or call provisions; and

•                  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of Class B Common Stock or preferred stock, or any of the other securities that we may sell under this prospectus at a future date or dates.  The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. The summary of the terms of the purchase contracts contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special U.S. federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

•                  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•                  if appropriate, any special U.S. federal income tax considerations applicable to the units; and

•                  any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities and Guarantees of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

•                  directly to purchasers;

•                  through agents;

•                  through dealers;

•                  through underwriters;

•                  through a combination of any of the above methods of sale; or

•                  through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded.  The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.  Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.  That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time.  We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay.  Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal.  The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.  The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.  To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof.  Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of Class B Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our Class B Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Class B Common Stock to engage in market-making activities with respect to our Class B Common Stock.  These restrictions may affect the marketability of our Class B Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Class B Common Stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities.  Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts.  In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market.  Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise.  Any of these activities may stabilize or maintain the market price of the securities above independent market levels.  Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov.  You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information.  Our filings with the SEC are also available on our website at www.molsoncoors.com.  The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•          our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 14, 2018;

•          our Current Reports on Form 8-K filed with the SEC on November 1, 2017, January 22, 2018 and February 2, 2018; and

•          the description of our Class B Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on February 10, 1999, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Molson Coors Brewing Company
1801 California Street, Suite 4600

Denver, Colorado 80202

Attention: Investor Relations

MCBCInvestorRelations@molsoncoors.com

(303) 927-2337

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Molson Coors Brewing Company (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Molson Coors Brewing Company for the year ended December 31, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of MillerCoors LLC incorporated in this prospectus by reference to Molson Coors Brewing Company’s Current Report on Form 8-K filed with the SEC on November 1, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MOLSON COORS BREWING COMPANY

Class B Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

PROSPECTUS

March 2, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee	$ *
Legal Fees and Expenses	**
Trustee Fees and Expenses	**
Accounting Fees and Expenses	**
Printing Expenses	**
Stock Exchange and Other Listing Fees	**
Miscellaneous	**
Total	$ **

*                 In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

**          These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

Delaware Entities

Molson Coors Brewing Company and Molson Coors Holdco Inc.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith. The rights provided in Section 145 of the DGCL are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our Restated Certificate of Incorporation, as amended, and our Third Amended and Restated Bylaws provide for indemnification of our current and former directors and officers to the fullest extent permitted by the DGCL. In the case of a proceeding commenced by a current or former director or officer, indemnification is only required if the commencement of such proceeding was authorized by our bylaws, in any written agreement with us, or by the Board of Directors.

The certificate of incorporation of Molson Coors Holdco Inc. provides for indemnification of its directors, officers, shareholders, agents and employees to the fullest extent permitted by the DGCL.

We maintain directors’ and officers’ liability insurance policies. We have also entered into agreements to indemnify our directors and certain of our officers to the maximum extent allowed under the DGCL. These agreements, among other things, indemnify our directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of Molson Coors or that person’s status as a member of our Board of Directors.

Molson Coors International LP

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The Second Amended and Restated Agreement of Limited Partnership of Molson Coors International LP provides that the general partner and its officers, directors, shareholders, agents and employees shall be indemnified and held harmless by the partnership to the fullest extent permitted by applicable law from and against any and all losses arising from any claims, demands, liabilities, costs, damages, and causes of action in connection with or resulting from any acts or omissions by such indemnitee undertaken on behalf of the partnership, including any demands, claims or lawsuits initiated by a partner, unless such acts or omissions are found by a court of competent jurisdiction upon entry of a final judgment to be in bad faith, or to constitute fraud, gross recklessness, willful misconduct or a knowing violation of law. The Second Amended and Restated Agreement of Limited Partnership also provides that the general partner shall not be liable to the partnership or its partners for any action it takes or omits to take as general partner, if performed in compliance with the agreement, and shall not have any liability for monetary damages to the partnership or its partners for breach of its fiduciary duty as general partner, except in the case of a breach of the general partner’s duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction from which the general partner directly or indirectly derives an improper personal benefit.

Molson Coors International LP’s Second Amended and Restated Agreement of Limited Partnership provides for indemnification of its General Partner, directors, officers, shareholders, agents and employees to the fullest extent permitted by the DRUPLA.

MillerCoors LLC and MillerCoors USA LLC

Delaware limited liability companies are permitted by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the respective limited liability company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any agreement, vote of members or disinterested directors or otherwise.

The operating agreements for each of the Delaware limited liability companies provide that it shall indemnify the member, each director, manager, officer, employee, shareholder, controlling person, agent and representative of the company or the member with respect to claims arising out of or incidental to the business or activities related to the company, if such indemnitee determined in good faith that such conduct was in the best interest of the company and such indemnitee’s conduct did not constitute fraud, gross negligence or willful misconduct and was within the scope of the indemnitee’s authority.

The Delaware limited liability companies may each purchase and maintain insurance on behalf of any director or officer against any liability asserted against such person, whether or not the company would have the power to indemnify such person against such liability under the respective provisions of the limited liability company agreement or otherwise.

Nova Scotia Entities

Coors International Holdco 2, ULC, Molson Coors Callco ULC and Molson Coors International General, ULC

The Companies Act (Nova Scotia) does not restrict a company from indemnifying directors and provides that if in any proceeding against a director of a company for negligence or breach of trust it appears to the court hearing the case that the director is or may be liable in respect of the negligence or breach of trust, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust, the court may relieve the director, either wholly or partly, from the director’s liability on such terms as the court may think proper.

The Articles of Association of each of the Nova Scotia entities provide for the indemnity of every director or officer, former director or officer, or person who acts or acted at the company’s request as a director or officer of the company, a body corporate, partnership or other association of which the company is or was a shareholder, partner, member or creditor, and for the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, against all costs, losses and expenses, including amounts paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the company or such body corporate, partnership or other association, whether the company is a claimant or party to such action or proceeding or otherwise (“indemnity costs”). The Articles of Association further provide that it shall be the duty of the directors to pay all indemnity costs out of the funds of the company. The amount for which such indemnity is proved shall immediately attach as a lien on the property of the company and have priority as against the shareholders over all other claims.

The Articles of Association also provide that no director or officer, former director or officer, or person who acts or acted at the company’s request as a director or officer of the company, a body corporate, partnership or other association of which the company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person’s part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the company through the insufficiency or deficiency of title to any property acquired for or on behalf of the company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever that happens in the execution of the duties of such person or in relation thereto.

Ontario Entity

Molson Canada 2005

Molson Canada 2005 is a general partnership, and, as such, its Reamended and Restated Partnership Agreement provides for mutual indemnification whereby each partner indemnifies the partnership and the other partners from all actions, proceedings, costs, claims and demands of every nature or kind arising out of, or in connection with, its separate debts, liabilities, obligations, duties and agreements. The Reamended and Restated Partnership Agreement also provides for the indemnification of the officers and members of the management committee of the partnership against all costs, charges and expenses incurred by them in respect of actions or proceedings, unless such person acted fraudulently or with gross negligence in the carrying out of his or her duties and obligations.

Colorado Entities

Coors Brewing Company, Newco3, Inc. and CBC Holdco 3, Inc.

The Colorado Business Corporations Act (the “CBCA”), as set forth in Title 7, Articles 101 to 117 of the Colorado Revised Statutes, governs a Colorado corporation’s obligations to indemnify its officers and directors. The CBCA specifies the circumstances under which a corporation may indemnify its directors, officers, employees and agents.  As to directors, the CBCA generally requires that a director provide a statement that he or she has met a certain standard of conduct. The CBCA standard requires that a director must have acted in good faith, and for acts done in a director’s official capacity, must have reasonably believed that he or she acted in the best interests of the corporation. In all other instances, the director must have acted in good faith and must have reasonably believed that he or she acted in a manner that was not opposed to the best interests of the corporation. In criminal proceedings, the director must not have had a reason to believe that his or her conduct was unlawful.  In a proceeding brought by or in the right of the corporation, or that alleges that a director improperly received a personal benefit, the director cannot be indemnified if he or she is adjudged liable, unless a court orders the corporation to pay reasonable expenses. On the other hand, the corporation must pay reasonable expenses that a director or officer incurred in a proceeding when any director or officer is wholly successful on the merits or otherwise in defending any civil or criminal proceeding. The CBCA permits the corporation to indemnify officers and employees to a greater extent than it may indemnify directors if such indemnification would not violate public policy.

The CBCA also provides that a corporation may in its Articles of Incorporation eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for monetary damages for any breach of the director’s duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, certain acts regarding approval of unlawful distributions, or any transaction from which the director directly or indirectly derived an improper personal benefit.

The Amended and Restated Bylaws of Coors Brewing Company provide generally for indemnification of the company’s officers and directors in the discretion of the board of directors to the fullest extent permitted by applicable law, except with respect to any personal benefit improperly received by such director or officer or, in the case of officers, with respect to matters in which the officer shall be adjudged to be liable for his or her own gross negligence or willful misconduct in the performance of any duty.

The Articles of Incorporation of Newco3, Inc. and CBC Holdco 3, Inc., as amended, provide that current and former directors, officers, agents , fiduciaries and employees shall be indemnified to the fullest extent allowed by applicable law against any claim, liability or expense arising against or incurred by such person made party to a proceeding because such person is or was a director, officer, agent, fiduciary or employee of the corporation or because such person is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation’s request. Each corporation has the authority, to the maximum extent permitted by law, to purchase and maintain insurance providing for such indemnification.

CBC Holdco LLC and CBC Holdco 2 LLC

Section 7-80-410 of the Colorado Limited Liability Company Act (the “CLLCA”) permits indemnification of a member or manager in respect of payments made and personal liabilities reasonably incurred by that member or manager in the ordinary and proper conduct of the company’s business or for the preservation of the company’s business or property. The statute permits a limited liability company to indemnify and advance litigation expenses to employees and agents who are not managers to a greater extent than managers if consistent with law and provided for by the articles of organization, the operating agreement, or a contract between the corporation and the employee or agent.

The operating agreements of each of the Colorado limited liability companies provides for indemnification of its current and former members to the fullest extent permitted by the CLLCA. However, in each case, any advancement of expenses incurred by an indemnitee shall be made only upon delivery to the company of an undertaking, by the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such indemnitee is not entitled to be indemnified for such expenses; provided further, that the company shall only indemnify its members in connection with proceedings initiated by such indemnitee where such proceeding was authorized by the company’s managing member. The operating agreements of each of the Colorado limited liability companies provides that its members, officers and employee of the company shall not have any fiduciary duty to the respective company or its members.

Item 16.  Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document
1.1*	Form of Underwriting Agreement.
4.1	Restated Certificate of Incorporation of Molson Coors Brewing Company (incorporated by reference to Annex G of our Definitive Proxy Statement on Schedule 14A, filed on December 10, 2004).
4.2

Amendment to Restated Certificate of Incorporation of Molson Coors Brewing Company (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 29, 2013, filed on August 6, 2013).

4.3

Third Amended and Restated Bylaws of Molson Coors Brewing Company (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 28, 2009, filed on August 4, 2009).

4.4	Specimen of Class B Common Stock Certificate (incorporated by reference to Exhibit 4.25 to our Registration Statement on Form S-3 (File No. 333-143634), filed on June 11, 2007).

4.5*	Specimen of Preferred Stock Certificate.
4.6†	Form of Indenture.
4.7*	Form of Note.
4.8*	Form of Deposit Agreement.
4.9*	Form of Warrant Agreement.
4.10*	Form of Purchase Contract.
4.11*	Form of Unit Agreement.
5.1†	Opinion of Perkins Coie LLP.
12.1†	Calculation of Ratio of Earnings to Fixed Charges.
23.1†	Consent of PricewaterhouseCoopers LLP with respect to Molson Coors Brewing Company.
23.2†	Consent of PricewaterhouseCoopers LLP with respect to MillerCoors LLC.
23.3†	Consent of Perkins Coie LLP (included in Exhibit 5.1).
24.1†	Power of Attorney (included on the signature pages hereof).
25.1†	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the form of Indenture.

†                 Filed herewith.

*                 To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

Item 17.  Undertakings

(a)                                 The undersigned registrants hereby undertake:

(1)                     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                         to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                      to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                   to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                     That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)                     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                         each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                      each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                     That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                        any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)                     any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)                  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)                 any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)                                 The undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)                                 The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

MOLSON COORS BREWING COMPANY

By:	/s/ Tracey I. Joubert
Name:	Tracey I. Joubert
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Hunter	President, Chief Executive Officer and Director	March 2, 2018
Mark R. Hunter	(Principal Executive Officer)

/s/ Tracey I. Joubert	Chief Financial Officer	March 2, 2018
Tracey I. Joubert	(Principal Financial Officer)

/s/ Brian C. Tabolt	Vice President and Controller	March 2, 2018
Brian C. Tabolt	(Chief Accounting Officer)

/s/ Peter H. Coors	Chairman	March 2, 2018
Peter H. Coors

/s/ Geoffrey E. Molson	Vice Chairman	March 2, 2018
Geoffrey E. Molson

/s/ Peter J. Coors	Director	March 2, 2018
Peter J. Coors

/s/ Betty K. DeVita	Director	March 2, 2018
Betty K. DeVita

/s/ Roger G. Eaton	Director	March 2, 2018
Roger G. Eaton

/s/ Mary Lynn Ferguson-McHugh	Director	March 2, 2018
Mary Lynn Ferguson-McHugh

/s/ Charles M. Herington	Director	March 2, 2018
Charles M. Herington

/s/ Andrew T. Molson	Director	March 2, 2018
Andrew T. Molson

/s/ Iain J.G. Napier	Director	March 2, 2018
Iain J.G. Napier

/s/ H. Sanford Riley	Director	March 2, 2018
H. Sanford Riley

/s/ Douglas D. Tough	Director	March 2, 2018
Douglas D. Tough

/s/ Louis Vachon	Director	March 2, 2018
Louis Vachon

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

MOLSON COORS INTERNATIONAL LP

By: Molson Coors International General, ULC,
its General Partner

By:	/s/ Jan Faryaszewski
Name:	Jan Faryaszewski
Title:	Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Hunter	President and Chief Executive Officer	March 2, 2018
Mark R. Hunter	(Principal Executive Officer)

/s/ Tracey I. Joubert	Chief Financial Officer	March 2, 2018
Tracey I. Joubert	(Principal Financial and Accounting Officer)

/s/ Frederic Landtmeters	Director - Molson Coors International General, ULC	March 2, 2018
Frederic Landtmeters

/s/ Jan Faryaszewski	Director - Molson Coors International General, ULC	March 2, 2018
Jan Faryaszewski

/s/ Kelly L. Brown	Director - Molson Coors International General, ULC	March 2, 2018
Kelly L. Brown

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

MOLSON COORS HOLDCO INC.

By:	/s/ Tracey I Joubert
Name:	Tracey I. Joubert
Title:	Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Hunter	President, Chief Executive Officer and Director	March 2, 2018
Mark R. Hunter	(Principal Executive Officer)

/s/ Tracey I. Joubert	Chief Financial Officer and Director	March 2, 2018
Tracey I. Joubert	(Principal Financial and Accounting Officer)

/s/ E. Lee Reichert	Secretary and Director	March 2, 2018
E. Lee Reichert

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

COORS BREWING COMPANY

By:	/s/ Wessel Booysen
Name:	Wessel Booysen
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sergey Yeskov	President and Chief Executive Officer	March 2, 2018
Sergey Yeskov	(Principal Executive Officer)

/s/ Wessel Booysen	Chief Financial Officer	March 2, 2018
Wessel Booysen	(Principal Financial and Accounting Officer)

/s/ E. Lee Reichert	Secretary and Director	March 2, 2018
E. Lee Reichert

/s/ Peter H. Coors	Chairman and Director	March 2, 2018
Peter H. Coors

/s/ Mark R. Hunter	Director	March 2, 2018
Mark R. Hunter

/s/ Tracey I. Joubert	Director	March 2, 2018
Tracey I. Joubert

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

CBC HOLDCO LLC

By: CBC Holdco 2 LLC, its Sole Member

By:	/s/ Tracey I. Joubert
Name:	Tracey I. Joubert
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Hunter	President and Chief Executive Officer	March 2, 2018
Mark R. Hunter	(Principal Executive Officer)

/s/ Tracey I. Joubert	Chief Financial Officer	March 2, 2018
Tracey I. Joubert	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

CBC HOLDCO 2 LLC

By: Coors Brewing Company, its Sole Member

By:	/s/ Wessel Booysen
Name:	Wessel Booysen
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Hunter	President and Chief Executive Officer	March 2, 2018
Mark R. Hunter	(Principal Executive Officer)

/s/ Tracey I. Joubert	Chief Financial Officer	March 2, 2018
Tracey I. Joubert	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

NEWCO3, INC.

By:	/s/ Tracey I. Joubert
Name:	Tracey I. Joubert
Title:	Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Hunter	President, Chief Executive Officer and Director	March 2, 2018
Mark R. Hunter	(Principal Executive Officer)

/s/ Tracey I. Joubert	Chief Financial Officer and Director	March 2, 2018
Tracey I. Joubert	(Principal Financial and Accounting Officer)

/s/ E. Lee Reichert	Secretary and Director	March 2, 2018
E. Lee Reichert

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Jan Faryaszewski
Name:	Jan Faryaszewski
Title:	Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederic Landtmeters	President, Chief Executive Officer and Director	March 2, 2018
Frederic Landtmeters	(Principal Executive Officer)

/s/ Jan Faryaszewski	Chief Financial Officer and Director	March 2, 2018
Jan Faryaszewski	(Principal Financial and Accounting Officer)

/s/ Kelly L. Brown	Chief Legal and Corporate Affairs Officer and Director	March 2, 2018
Kelly L. Brown

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

MOLSON COORS CALLCO ULC

By:	/s/ Jan Faryaszewski
Name:	Jan Faryaszewski
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederic Landtmeters	President and Chief Executive Officer	March 2, 2018
Frederic Landtmeters	(Principal Executive Officer)

/s/ Jan Faryaszewski	Chief Financial Officer	March 2, 2018
Jan Faryaszewski	(Principal Financial and Accounting Officer)

/s/ Mark R. Hunter	Director	March 2, 2018
Mark R. Hunter

/s/ Tracey I. Joubert	Director	March 2, 2018
Tracey I. Joubert

/s/ E. Lee Reichert	Director	March 2, 2018
E. Lee Reichert

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

MOLSON CANADA 2005

By:	/s/ Jan Faryaszewski
Name:	Jan Faryaszewski
Title:	Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederic Landtmeters	President, Chief Executive Officer and Director	March 2, 2018
Frederic Landtmeters	(Principal Executive Officer)

/s/ Jan Faryaszewski	Chief Financial Officer and Director	March 2, 2018
Jan Faryaszewski	(Principal Financial and Accounting Officer)

/s/ Kelly L. Brown	Chief Legal and Corporate Affairs Officer and Director	March 2, 2018
Kelly L. Brown

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

MILLERCOORS LLC

By:	/s/ Gregory Tierney
Name:	Gregory Tierney
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gavin D.K. Hattersley	President and Chief Executive Officer	March 2, 2018
Gavin D.K. Hattersley	(Principal Executive Officer)

/s/ Gregory Tierney	Chief Financial Officer	March 2, 2018
Gregory Tierney	(Principal Financial and Accounting Officer)

/s/ Mark R. Hunter	Manager	March 2, 2018
Mark R. Hunter

/s/ Tracey I. Joubert	Manager	March 2, 2018
Tracey I. Joubert

/s/ E. Lee Reichert	Assistant Secretary and Manager	March 2, 2018
E. Lee Reichert

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

CBC HOLDCO 3, INC.

By:	/s/ Tracey I. Joubert
Name:	Tracey I. Joubert
Title:	Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Hunter	President, Chief Executive Officer and Director	March 2, 2018
Mark R. Hunter	(Principal Executive Officer)

/s/ Tracey I. Joubert	Chief Financial Officer and Director	March 2, 2018
Tracey I. Joubert	(Principal Financial and Accounting Officer)

/s/ E. Lee Reichert	Secretary and Director	March 2, 2018
E. Lee Reichert

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

MILLERCOORS USA LLC

By:	/s/ Gregory Tierney
Name:	Gregory Tierney
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gavin D.K. Hattersley	President, Chief Executive Officer	March 2, 2018
Gavin D.K. Hattersley	(Principal Executive Officer)

/s/ Gregory Tierney	Chief Financial Officer	March 2, 2018
Gregory Tierney	(Principal Financial and Accounting Officer)

/s/ E. Lee Reichert	Assistant Secretary and Manager	March 2, 2018
E. Lee Reichert

/s/ Mark R. Hunter	Manager	March 2, 2018
Mark R. Hunter

/s/ Tracey I. Joubert	Manager	March 2, 2018
Tracey I. Joubert

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

COORS INTERNATIONAL HOLDCO 2, ULC

By:	/s/ Jan Faryaszewski
Name:	Jan Faryaszewski
Title:	Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frederic Landtmeters	President, Chief Executive Officer and Director	March 2, 2018
Frederic Landtmeters	(Principal Executive Officer)

/s/ Jan Faryaszewski	Chief Financial Officer and Director	March 2, 2018
Jan Faryaszewski	(Principal Financial and Accounting Officer)

/s/ Kelly L. Brown	Chief Legal and Corporate Affairs Officer and Director	March 2, 2018
Kelly L. Brown